Exhibit 5(d)

Faegre Drinker Biddle & Reath LLP

3200 Wells Fargo Center 1700 Lincoln Street

Denver Colorado 80203-4532

Phone +1 303 607 3500

Fax +1 303 607 3600

April 18, 2024

Public Service Company of Colorado

1800 Larimer Street, Suite 1100

Denver, Colorado 80202

Ladies and Gentlemen:

We have acted as counsel for Public Service Company of Colorado, a Colorado corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time of the following securities (the “Securities”):

(i)	secured unsubordinated debt securities of the Company in the form filed as Exhibit 4(d)(6) to the Registration Statement, with appropriate insertions (the “Mortgage Bonds”); and

(ii)	unsecured unsubordinated debt securities of the Company in the form filed as Exhibit 4(d)(9) to the Registration Statement, with appropriate insertions (the “Senior Debt Securities”).

The Securities may be offered in one or more series, and in amounts, at prices and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

The Mortgage Bonds are to be issued under the Indenture dated October 1, 1993 between the Company and U.S. Bank Trust Company, National Association, as successor trustee (the “Mortgage Bond Trustee”), as supplemented by Supplemental Indenture No. 20 dated as of November 1, 2010 (collectively, the “Mortgage Bond Indenture”), filed as Exhibits 4(d)(3) through 4(d)(5) inclusive to the Registration Statement. The Senior Debt Securities are to be issued under the Indenture dated July 1, 1999 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Trustee”), filed as Exhibits 4(d)(7) and 4(d)(8) to the Registration Statement (the “Senior Indenture” and together with the Mortgage Bond Indenture, referred to herein collectively as the “Indentures” and individually as an “Indenture”).

Public Service Company of Colorado

April 18, 2024

As part of the corporate actions taken and to be taken (the “Corporate Proceedings”) in connection with the issuance of any Securities to be issued and sold from time to time under the Registration Statement, the Board of Directors of the Company (the “Board”), a committee thereof or certain officers of the Company to whom such authority has been properly delegated by the Board will be required to, before such Securities are issued under the Registration Statement, duly authorize the issuance and approve the terms of such Securities.

We have examined or are otherwise familiar with the Amended and Restated Articles of Incorporation dated July 15, 1998 and the Amended and Restated Bylaws dated January 25, 2019 (collectively, the “Constituent Documents”) of the Company, the Registration Statement and the Indentures, and have reviewed and relied upon such other documents, records, certifications and instruments as we have deemed necessary or appropriate for the purposes of this opinion, and have made such examination of statutes and decisions and reviewed such questions of law as we have considered necessary or appropriate.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions, and assumptions set forth herein, we are of the opinion that:

1. Upon qualification of the Mortgage Bond Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), the Mortgage Bond Indenture will be a valid and binding obligation of the Company with respect to issuances of any Mortgage Bonds under the Registration Statement;

2. With respect to any Mortgage Bonds, upon (a) the qualification of the Mortgage Bond Indenture under the Trust Indenture Act, (b) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Mortgage Bonds, (c) the authorization, due execution and delivery by the Company and the Mortgage Bond Trustee of any supplemental indenture relating to such Mortgage Bonds, (d) the due execution and delivery by the Company of such Mortgage Bonds, and (e) the due authentication by the Mortgage Bond Trustee of such Mortgage Bonds pursuant to the Mortgage Bond Indenture, such Mortgage Bonds will constitute valid and binding obligations of the Company;

3. Upon the qualification of the Senior Indenture under the Trust Indenture Act, the Senior Indenture will be a valid and binding obligation of the Company with respect to issuances of any Senior Debt Securities under the Registration Statement; and

4. With respect to any Senior Debt Securities, upon (a) the qualification of the Senior Indenture under the Trust Indenture Act, (b) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Senior Debt Securities, (c) the authorization, due execution and delivery by the Company and the Senior Trustee of any supplemental indenture relating to such Senior Debt Securities, (d) the due execution and delivery by the Company of such Senior Debt Securities, and (e) the due authentication by the Senior Trustee of such Senior Debt Securities pursuant to the Senior Indenture, such Senior Debt Securities will constitute valid and binding obligations of the Company;

Public Service Company of Colorado

April 18, 2024

except, that, to the extent they relate to the validity, binding effect or enforceability of provisions of any instrument or agreement, each of the foregoing opinions is limited by (i) applicable bankruptcy, reorganization, insolvency, assignment for the benefit of creditors, moratorium, fraudulent transfer, fraudulent conveyance, voidable transaction, voidable preference, receivership and other laws of general application affecting creditors’ rights and, in the case of the Mortgage Bond Indenture and the Mortgage Bonds, laws affecting the rights of mortgagees and other secured parties generally and state laws which affect the enforcement of certain remedial provisions, (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, whether considered in a proceeding in equity or at law, and (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms.

The foregoing opinions assume that (a) the Registration Statement and any amendments relating thereto will continue to be effective under the Securities Act, (b) a prospectus supplement and any other offering material describing each series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law, will be timely filed with the Commission, (c) the Trustee under each Indenture shall have satisfied those legal requirements that are applicable to it to the extent necessary to make such Indenture enforceable against it, (d) the Trustee under each Indenture and the holders of the Securities issued under each Indenture shall have complied with all legal requirements pertaining to their status as such status relates to their rights to enforce such Indenture and Securities against the Company, (e) the terms of the Securities will be established in conformity with the applicable Indenture and so as not to violate, or be invalid, void or voidable under, any applicable law (including without limitation as a matter of public policy), (f) the Company shall have obtained all governmental and third party authorizations, consents and approvals and shall have made all filings and registrations required to enable it to execute, deliver and perform its obligations under, and consummate the transactions contemplated by, the Indentures and the Securities, including without limitation an order of the Public Utilities Commission of the State of Colorado authorizing and approving the issuance and sale of the Securities, and such execution, delivery, performance and consummation does not, and at all relevant times will not, violate or conflict with any law, rule, regulation, order, decree, judgment, instrument or agreement binding upon the Company or its properties, and (g) the Securities will be issued (1) upon receipt by the Company of the consideration therefor designated in the applicable Corporate Proceedings, which consideration shall be legally sufficient, and (2) otherwise in accordance with, and in compliance with any limitations set forth in, the applicable Corporate Proceedings.

We have also assumed that (a) at the time the Securities are authorized, executed and delivered by the Company, (i) the Company will continue to be duly organized, validly existing and in good standing under the laws of the State of Colorado, and (ii) there will not have occurred any changes in the general corporation statute of the State of Colorado or in the articles of incorporation or bylaws of the Company affecting such authorization, execution or delivery, and (b) no relevant Corporate Proceedings, once completed, will be modified or rescinded.

We have further assumed, without investigation, the following: (a) the genuineness of signatures, including electronic signatures, appearing upon certifications, documents, and proceedings, (b) each document submitted to us for review is accurate and complete, each such document that is an original is

Public Service Company of Colorado

April 18, 2024

authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine, (c) the legal capacity of natural persons who are involved on behalf of the Company to enter into and perform the referenced instrument or agreement or to carry out their role in it, (d) the truth, accuracy and completeness of the information, representations and warranties contained in the documents, instruments, certificates and records we have reviewed, and (e) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

Without limiting any other qualifications set forth herein, the opinions expressed herein are subject to the effect of generally applicable laws that (a) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (b) limit the enforcement of provisions of instruments or agreements that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness, (c) limit the availability of a remedy under certain circumstances where another remedy has been elected, (d) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of or contribution to a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct or insofar as such provisions otherwise contravene public policy, (e) may, where less than all of an instrument or agreement may be unenforceable, limit the enforceability of the balance of the instrument or agreement to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (f) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs, (g) may permit a party who has materially failed to render or offer performance required by an instrument or agreement to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the instrument or agreement, (h) may require mitigation of damages, (i) may limit the enforceability of certain waivers, (j) may limit the enforceability of provisions for the payment of premiums upon mandatory prepayment to the extent such payment constitutes, or is deemed to constitute, a penalty or forfeiture, and (k) provide a time limitation after which a remedy may not be enforced (i.e., statutes of limitation).

The opinions herein expressed are limited to the specific issues addressed and to documents and laws and facts existing on the date hereof. By rendering our opinion, we do not undertake to advise you with respect to any other matter or of any change in such documents, laws and facts or in the interpretation thereof which may occur after the date hereof.

Our opinions set forth herein are limited to the laws of the State of Colorado and the laws of the State of New York, in each case of general applicability. We have assumed that the choice of law to govern the Indentures and the Securities will be upheld.

Public Service Company of Colorado

April 18, 2024

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption “Legal Opinions” with respect to the matters stated therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Faegre Drinker Biddle & Reath LLP FAEGRE DRINKER BIDDLE & REATH LLP